As filed with the United States Securities and Exchange Commission on December 3, 2025 under the Securities Act of 1933, as amended.

Registration No. 333-291793

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––––––––––––

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

–––––––––––––––––––––––––

Vine Hill Capital Investment Corp. II
(Exact name of registrant as specified in its charter)

–––––––––––––––––––––––––

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

500 E Broward Blvd, Suite 900
Fort Lauderdale, FL 33394
(954) 848-2859
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

–––––––––––––––––––––––––

Nicholas Petruska
Chief Executive Officer
c/o Vine Hill Capital Investment Corp. II
500 E Broward Blvd., Suite 900
Fort Lauderdale, FL 33394
(954) 848-2859
(Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––––––––––––

Copies to:

Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street, Twenty-Fifth Floor Los Angeles, CA 90071 (213) 683-6000	Dean Bennett Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman PO Box 190, KY1-1104 (345) 814-2980	Alan Annex, Esq. Jason Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, VA 22102 (703) 749-1300

–––––––––––––––––––––––––

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vine Hill Capital Investment Corp. II is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-291793) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A ordinary shares Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
5.1*	Opinion of Paul Hastings LLP
5.2*	Opinion of Appleby (Cayman) Ltd., Cayman Islands Legal Counsel to the Registrant
10.1*	Form of Letter Agreement among the Registrant and Registrant’s initial shareholders, officers, directors
10.2**	Promissory Note, dated August 21, 2025, issued to the Sponsor
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company, LLC and the Registrant
10.4*	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5*	Securities Subscription Agreement, dated August 21, 2025, between the Registrant and the Sponsor
10.6*	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor
10.7*	Form of Indemnity Agreement
10.8*	Form of Administrative Services Agreement by and between the Registrant and Vine Hill Capital Partners LLC
14*	Form of Code of Ethics
23.1**	Consent of Withum Smith+Brown, PC
23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1)
23.3*	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.2)
24**	Power of Attorney (included on signature page of the initial filing of this Registration Statement)
99.1**	Consent of Daniel Zlotnitsky to be named as a director nominee
99.2**	Consent of John Adams to be named as a director nominee
99.3**	Consent of Dean Seavers to be named as a director nominee
99.4**	Consent of Marshall Sonenshine to be named as a director nominee
99.5**	Consent of Junping Wang to be named as a director nominee
99.6*	Form of Audit Committee Charter
99.7*	Form of Compensation Committee Charter
99.8*	Form of Nominating and Corporate Governance Committee Charter
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 3rd day of December, 2025.

VINE HILL CAPITAL INVESTMENT CORP. II
By:	/s/ Nicholas Petruska
Name:	Nicholas Petruska
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Nicholas Petruska	Chief Executive Officer and Director	December 3, 2025
Nicholas Petruska	(Principal Executive Officer)
/s/ Daniel Zlotnitsky	Chief Financial Officer	December 3, 2025
Daniel Zlotnitsky	(Principal Financial and Accounting Officer)

II-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Vine Hill Capital Investment Corp. II, in Fort Lauderdale, Florida, on the 3rd day of December, 2025.

By:	/s/ Nicholas Petruska
Name:	Nicholas Petruska
Title:	Chief Executive Officer

II-3